Exhibit 99.3

Myriad Genetics, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

On July 31, 2018, Myriad Genetics, Inc. (“Myriad”) completed the acquisition of Counsyl, Inc. (“Counsyl”), in accordance with the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated May 25, 2018, by and among Myriad, Cinnamon Merger Sub, Inc., a wholly owned subsidiary of Myriad (“Merger Subsidiary”), Counsyl and Fortis Advisors LLC, as the representative of the security holders of Counsyl. Pursuant to the terms of the Merger Agreement, Merger Subsidiary was merged with and into Counsyl, with Counsyl continuing as the surviving corporation and wholly owned subsidiary of Myriad (the “Merger”). Under the terms of the Merger Agreement, the preliminary consideration of $407.0 million (the Purchase Price), consisted of $279.6 million in cash, financed in part through additional debt, and 2,994,251 shares of common stock issued, valued at $127.4 million.

In connection with the Merger, the Company entered into Amendment No. 1 (the “Amendment”), by and among Myriad, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), amending the Credit Agreement, dated as of December 23, 2016 (the “Credit Agreement”). The Amendment effects an “amend and extend” transaction with respect to the Company’s existing senior secured revolving credit facility (the “Facility”) by which the maturity date thereof was extended to July 31, 2023 and the maximum aggregate principal commitment was increased from $300.0 million to $350.0 million. Other than the extended maturity date and increase in commitment amount, the agreement did not impact or amend the Facility’s previously disclosed terms, including its covenants, events of default, or terms of payment. The proceeds of the Facility were used to (i) finance the acquisition of Counsyl, (ii) pay fees, commissions, transactions costs and expenses incurred in connection with the foregoing, and (iii) for working capital and other general corporate purposes.

The unaudited pro forma condensed combined balance sheet as of March 31, 2018 and the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2017 and the nine months ended March 31, 2018 are based on the historical financial statements of the Company and Counsyl after giving effect to the Company’s acquisition of Counsyl and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The Company’s fiscal year end is June 30 and Counsyl’s fiscal year end is December 31. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2017 combine the Company’s historical results for the fiscal year ended June 30, 2017 with Counsyl’s historical results for the calendar six months ended December 31, 2016 plus its results for the calendar six months ended June 30, 2017. The unaudited pro forma combined statement of income for the nine months ended March 31, 2018 combine the Company’s historical results for the nine months ended March 31, 2018 with Counsyl’s historical results for the calendar six months ended December 31, 2017 plus its results for the calendar three months ended March 31, 2018.

The unaudited pro forma condensed combined balance sheet as of March 31, 2018 is presented as if the acquisition of Counsyl had occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2017 is presented as if the acquisition of Counsyl had occurred on July 1, 2016, and the unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2018 is presented as if the acquisition of Counsyl had occurred on July 1, 2017.

The preliminary allocation of the consideration transferred used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The preliminary allocation of the consideration transferred is subject to potential adjustments based on management’s estimates of fair values of tangible and intangible assets acquired, liabilities assumed, as well as other tax-related matters. Upon completion of detailed valuation studies, the Company may make additional adjustments to the fair values, and these valuations could change significantly from those used to determine certain adjustments in the pro forma condensed combined financial statements. The Company expects the allocation of consideration transferred to be final within the measurement period (up to one year from the acquisition date).

The unaudited pro forma condensed combined financial statements, including the notes thereto, do not reflect any potential cost savings or other synergies that could result from the Merger. The Merger will be accounted for using the purchase method of accounting. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results that would have been achieved if the Merger had been consummated on the dates indicated. The pro forma adjustments are based upon information and assumptions available at the time of filing this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto of the Company and other financial information pertaining to the Company contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2017, which was filed with the Securities and Exchange Commissions (“SEC”) on August 9, 2017, the Company’s historical consolidated financial statements and notes thereto contained in the Company’s Interim Report on Form 10-Q for the nine months ended March 31, 2018, which was filed with the SEC on May 9, 2018, and the historical financial statements of Counsyl as of December 31, 2016 and 2017, and for the years then ended included as Exhibit 99.1 in this Current Report on Form 8-K/A.

Myriad Genetics, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2018

(In millions, except per share amounts)

	Myriad	Counsyl		Pro Forma Adjustments	Pro Forma Combined
Assets
Cash and cash equivalents	$97.4	$23.7	A	$8.3	$129.4
Marketable investment securities	59.9	—			59.9
Prepaid expenses and other current assets	10.1	4.6			14.7
Inventory	33.4	3.8			37.2
Trade accounts receivable, less allowance of doubtful accounts	123.7	21.7	O	0.2	145.6
Prepaid taxes	3.7	—			3.7
Other receivables	3.3	—			3.3

Total current assets	331.5	53.8		8.5	393.8

Property and equipment, net	48.2	13.1	B	(13.1)	67.1
			C	18.9
Long term marketable investment securities	51.3	—		—	51.3
Other assets	—	3.1	D	(2.5)	0.6
Intangibles, net	467.3	—	E	292.9	760.2
Goodwill	320.2	—	F	88.6	408.8

Total assets	$1,218.5	$70.0		$393.3	$1,681.8
Liabilities and Stockholders’ Equity
Accounts payable	20.2	3.2	G	15.3	38.7
Accrued liabilities	64.1	15.2	H	0.7	80.0
Short term contingent consideration	7.4	—			7.4
Deferred revenue	2.6	—			2.6

Total current liabilities	94.3	18.4		16.0	128.7

Unrecognized tax benefits	27.9	—			27.9
Other long term liabilities	6.8	4.4			11.2
Contingent consideration	9.6	—			9.6
Long-term debt	69.3	67.8	I	(67.8)	357.2
			J	287.9
Put option liability	—	2.1	I	(2.1)	—
Commons stock warrant liability	—	10.7	I	(10.7)	—
Redeemable convertible preferred stock warrant liability	—	1.7	I	(1.7)	—
Long-term deferred taxes	62.2	—	K	25.0	87.2

Total liabilities	$270.1	$105.1		$246.6	$621.8

Redeemable convertible preferred stock	—	90.5	L	(90.5)	—
Stockholder’s equity
Common Stock	0.7	—	M	—	0.7
Additional paid in capital	889.6	28.6	L	(28.6)	1,017.0
			M	127.4
Accumulated other comprehensive income	1.8	—			1.8
Retained earnings (accumulated deficit)	56.2	(154.2)	L	154.2	40.4
			N	(16.0)
			O	0.2

Total stockholder’s equity	$948.3	$(125.6)		$237.2	$1,059.9
Non-controlling interest	0.1	—			0.1

Total stockholders’ equity (deficit)	948.4	(125.6)		237.2	1,060.0
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,218.5	$70.0		$393.3	$1,681.8

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Myriad Genetics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended March 31, 2018

(In millions, except per share amounts)

	Myriad	Counsyl		Pro Forma Adjustments	Pro Forma Combined
Revenues
Molecular diagnostic testing	$537.6	$102.6	O	$0.2	$640.4
Pharmaceutical and clinical services	40.1	—			40.1

Total Revenues	577.7	102.6		0.2	680.5
Cost and Expenses:
Cost of molecular diagnostic testing	110.7	44.8	B	(1.6)	155.1
			C	1.2
Cost of pharmaceutical and clinical services	20.7	—			20.7
Research and development expense	53.1	17.4	B	(1.5)	70.2
			C	1.2
Change in the fair value of contingent consideration	(61.3)	—			(61.3)
Selling, general, and administrative expenses	345.5	57.8	B	(0.4)	422.0
			C	0.7
			E	18.4

Total costs and expenses	468.7	120.0		18.0	606.7

Operating Income	109.0	(17.4)		(17.8)	73.8
Other income (expense)
Interest income	1.2	—			1.2
Interest expense	(2.2)	(6.8)	I	6.8	(11.4)
			J	(9.2)
Other	(1.3)	(1.1)	I	(0.2)	(2.6)

Total other income (expense)	(2.3)	(7.9)		(2.6)	(12.8)

Income before income tax	106.7	(25.3)		(20.4)	61.0
Income tax provision	(17.7)	—	Q	(8.3)	(26.0)

Net income (loss)	124.4	(25.3)		(12.1)	87.0

Net loss attributable to non-controlling interest	(0.2)	—		—	(0.2)

Net income attributable to Myriad Genetics, Inc.	$124.6	(25.3)		$(12.1)	$87.2

Earnings (loss) per share to reflect adjustments:	—
Basic	$1.80			$(0.59)	$1.21
Diluted	$1.74			$(0.57)	$1.17
Weighted average number of shares outstanding:
Basic	69.2		P	3.0	72.2
Diluted	71.7		P	3.0	74.7

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Myriad Genetics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the fiscal year ended June 30, 2017

(In millions, except per share amounts)

	Myriad	Counsyl		Pro Forma Adjustments	Pro Forma Combined
Revenues
Molecular diagnostic testing	$722.1	$111.6	O	$1.3	$835.0
Pharmaceutical and clinical services	49.3	—			49.3

Total Revenues	771.4	111.6		1.3	884.3
Cost and Expenses:
Cost of molecular diagnostic testing	145.2	46.6	B	(2.1)	191.4
			C	1.7
Cost of pharmaceutical and clinical services	26.0	—			26.0
Research and development expense	74.4	22.7	B	(1.8)	96.7
			C	1.4
Change in the fair value of contingent consideration	(0.8)	—			(0.8)
Selling, general, and administrative expenses	476.4	71.8	B	(0.7)	573.0
			C	1.0
			E	24.5

Total costs and expenses	721.2	141.1		24.0	886.3

Operating Income	50.2	(29.5)		(22.7)	(2.0)
Other income (expense)
Interest income	1.2	—			1.2
Interest expense	(6.0)	(4.1)	I	4.1	(18.3)
			J	(12.3)
Other	(2.5)	—	I	—	(2.5)

Total other income (expense)	(7.3)	(4.1)		(8.2)	(19.6)

Income before income tax	42.9	(33.6)		(30.9)	(21.6)
Income tax provision	21.3	—	Q	(15.0)	6.3

Net income (loss)	21.6	(33.6)		(15.9)	(27.9)

Net loss attributable to non-controlling interest	(0.2)	—		—	(0.2)

Net income attributable to Myriad Genetics, Inc.	$21.8	$(33.6)		$(15.9)	$(27.7)

Earnings (loss) per share to reflect adjustments:
Basic	$0.32			$(0.71)	$(0.39)
Diluted	$0.32			$(0.71)	$(0.39)
Weighted average number of shares outstanding:
Basic	68.3		P	3.0	71.3
Diluted	68.8		P	3.0	71.8

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Myriad Genetics, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On July 31, 2018, Myriad Genetics, Inc. (“Myriad”) completed the acquisition of Counsyl, Inc. (“Counsyl”), in accordance with the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated May 25, 2018, by and among Myriad, Cinnamon Merger Sub, Inc., a wholly owned subsidiary of Myriad (“Merger Subsidiary”), Counsyl and Fortis Advisors LLC, as the representative of the security holders of Counsyl. Pursuant to the terms of the Merger Agreement, Merger Subsidiary was merged with and into Counsyl, with Counsyl continuing as the surviving corporation and wholly owned subsidiary of Myriad (the “Merger”). Under the terms of the Merger Agreement, the preliminary consideration of $407.0 million (the Purchase Price), consisted of $279.6 million in cash, financed in part through additional debt, and 2,994,251 shares of common stock issued, valued at $127.4 million.

In connection with the Merger, the Company entered into Amendment No. 1 (the “Amendment”), by and among Myriad, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), amending the Credit Agreement, dated as of December 23, 2016 (the “Credit Agreement”). The Amendment effects an “amend and extend” transaction with respect to the Company’s existing senior secured revolving credit facility (the “Facility”) by which the maturity date thereof was extended to July 31, 2023 and the maximum aggregate principal commitment was increased from $300.0 million to $350.0 million. Other than the extended maturity date and increase in commitment amount, the agreement did not impact or amend the Facility’s previously disclosed terms, including its covenants, events of default, or terms of payment. The proceeds of the Facility were used to (i) finance the acquisition of Counsyl, (ii) pay fees, commissions, transactions costs and expenses incurred in connection with the foregoing, and (iii) for working capital and other general corporate purposes.

Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on Myriad’s and Counsyl’s historical financial information, giving effect to the Merger and related adjustments described in these notes. Myriad prepares its financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Certain note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by the Securities and Exchange Commission rules and regulations.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. In accordance with ASC 805, the Company recognizes separately from goodwill, the identifiable assets acquired, the liabilities assumed, and noncontrolling interests in an acquiree, generally at the acquisition date fair value as defined by ASC 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date is measured as the excess of consideration fair value transferred and the net of the identifiable assets acquired and the liabilities assumed at the acquisition date.

The Company has made significant assumptions and estimates in determining the consideration transferred and the preliminary allocation of the consideration transferred in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuation of certain tangible and intangible assets acquired and liabilities assumed in connection with the acquisition related to the valuations of acquired assets (tangible and intangible), liabilities, as well as other tax-related matters. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined balance sheet as of March 31, 2018 and the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2017 and the nine months ended, March 31, 2018 are based on the historical financial statements of the Company and Counsyl after giving effect to the Company’s acquisition of Counsyl and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events and are based on (i) the historical consolidated results of operations and financial condition of the Company; (ii) the historical consolidated results of operations and financial condition of Counsyl; and (iii) pro forma events directly attributable to the Merger and with respect to the unaudited condensed combined statements of operations, are expected to have a continuing impact on the combined results, as further described below.

Certain reclassifications have been made to the historical presentation of Counsyl to conform to the presentation used in the unaudited pro forma condensed combined financial information. Specifically, Counsyl has historically presented sales and marketing expenses separate from general and administrative expenses. Within the unaudited pro forma condensed combined statements of income as selling, general, and administrative expenses to conform to the Company’s presentation. Additionally, Counsyl historically presented other income (expense) separate from loss on extinguishment of debt. Within the unaudited pro forma condensed combined statements of income, these are now presented as one line item as other income (expenses) consistent with the Company’s historical presentation. These reclassifications have no net impact on the historical operating income, income from continuing operations, total assets, liabilities, or shareholders’ equity reported by Myriad and Counsyl.

2.	Purchase Price

In connection with the Merger, the Company agreed to pay $279.6 million in cash and agreed to issue 2,994,251 shares of Common Stock as merger consideration. The shares were issued and valued as of July 31, 2018 at a per share market closing price of $42.53, for a total purchase price of $407.0 million.

The total estimate purchase price paid is presented below (in millions):
Cash	$279.6
Common Stock	127.4

Total	$407.0

3.	Pro Forma Adjustments (in millions)

The unaudited pro forma condensed combined balance sheet and statements of income give effect to the following pro forma adjustments:

A.	Reflects the amount of cash consideration paid for the Merger as well as the net cash received related to the Facility, as follows:

Cash transactions
Cash consideration	$(279.6)
Net cash received from Facility (net of issuance costs)	287.9

Total	$8.3

B.

Reflects the elimination of Counsyl’s historical property and equipment, net carrying value and related depreciation expense. The income statement adjustment reflects the historical depreciation expense and is allocated between cost of molecular diagnostic testing, research and development expense, and selling, general, and administrative expenses.

	Carrying Value	Depreciation Expense for the nine months ended March 31, 2018	Depreciation Expense for the year ended June 30, 2017
Property and Equipment, net	$(13.1)	$(3.5)	(4.6)

C.

Reflects the fair value adjustment for the property and equipment acquired. The replacement cost approach was used in determining the fair value of property and equipment. The income statement adjustment reflects the depreciation expense based on the fair value of net property and equipment and is allocated between cost of molecular diagnostic testing, research and development expense, and selling, general, and administrative expenses.

Property and Equipment, net	Fair value	Myriad’s Useful Life	Depreciation Expense for the nine months ended March 31, 2018	Depreciation Expense for the year ended June 30, 2017
Leasehold improvements	$6.7	Lease term	$0.6	0.8
Equipment	12.2	5-7	2.5	3.3

Total	$18.9		$3.1	4.1

D.	Reflects the elimination of Counsyl’s $2.5 million deferred offering costs.

E.

Reflects the fair value adjustments for intangible assets acquired in the Merger and the related pro forma amortization adjustments. The fair value of developed technology is determined primarily using the discounted cash flow approach, which requires a forecast of all of the expected future cash flows. The net book value of internally developed software represents the fair value of the asset.

The income statement adjustment reflects the amortization expense based on the fair value of intangibles and is all included in selling, general, and administrative expenses. The following table summarizes the estimated fair values of the identifiable intangible assets acquired, their useful lives, and the amortization expense:

Intangibles	Fair Value	Remaining Useful Life (Years)	Amortization Expense for the nine months ended March 31, 2018	Amortization Expense for the year ended June 30, 2017
Developed Technology – Prelude	$71.0	12	$4.5	5.9
Developed Technology – Foresight	159.0	12	9.9	13.2
Developed Technology – Reliant	62.0	12	3.9	5.2
Internally Developed Software	0.9	5	0.1	0.2

Total indicated Fair Value	$292.9		$18.4	24.5

F.	Reflects the estimated amount of goodwill to be recorded:

Preliminary Purchase Price	$407.0
Less: Estimated fair value of the assets acquired
Current assets	(53.8)
Property and equipment	(18.9)
Other assets	(0.6)
Intangible assets	(292.9)
Plus: Estimated fair value of the liabilities assumed
Current liabilities	18.4
Long-term liabilities	4.4
Deferred tax liability, net	25.0

Goodwill	$88.6

G.	Reflects adjustment for transaction costs that are payable by Myriad and Counsyl as of the close of the Merger.

H.	Reflects adjustment for the revision to Counsyl’s corporate bonus plan in contemplation of the acquisition.

I.	Reflects adjustment to eliminate Counsyl historical debt and debt like items not assumed in connection with the Merger, including the related interest expense and mark-to-market adjustments.

Historical debt and debt like items	Balance
Long-term debt	$(67.8)
Put option liability	(2.1)
Common stock warrant liability	(10.7)
Redeemable convertible preferred stock warrant liability	(1.7)

Total	$(82.3)

Income Statement impacts	For the nine months ended March 31, 2018	For the year ended June 30, 2017
Interest Expense	$(6.8)	$(4.1)
Mark-to-Market changes	(0.2)	—

J.

Reflects adjustments to recognize the increased borrowings and the associated interest expense and amortization of debt issuance cost related to the amended Facility in connection with the acquisition. The effective interest rate assumed in preparing these pro forma financial statements is 4.08%.

	Balance	Interest Expense for the nine months ended March 31, 2018	Interest Expense for the year ended June 30, 2017
Facility	$287.9	$9.2	$12.3

K.

Reflects adjustment to record deferred tax assets and liabilities resulting from the Merger. This adjustment includes deferred tax assets of $40.8 million resulting from Counsyl’s net operating losses and $6.9 million resulting from unused research and development tax credits. Deferred tax liabilities total $72.7 million as a result of the acquired intangible assets and increase in fair value of the fixed assets recorded in connection with the Merger. The net effect reflects a $25.0 million deferred tax liability.

L.	Reflects the adjustment for the elimination of Counsyl’s historical equity balances.

M.	Reflects the issuance of 2,994,251 shares of Common Stock with a par value of $0.01 and a closing price of $42.53 as part of consideration transferred.

	Par Value	APIC
Common Stock	$—	$127.4

N.	Reflects transaction expenses related to the Merger not recognized in the historical financial statements and adjustment to Counsyl’s corporate bonus plan as follows.

Balance
Transaction expenses	$(15.3)
Additional accrual for equity portion of Counsyl bonus accrual	(0.7)

Total	$(16.0)

O.

Reflects the estimated adjustment to conform Counsyl’s historical revenue recognition policies under ASC 606, Revenue from Customer Contracts to Myriad’s historical revenue policies under ASC 605, Revenue Recognition.

P.	Reflects the change in basic shares outstanding for the shares of Common Stock issued as part of the transaction.

Q.

Reflects the estimated tax benefit that would have been recognized as a result of the assumed reduction of taxable income, using a federal tax rate of 35% plus a blended state rate of 2% for the year ended June 30, 2017 and a federal tax rate of 28% plus a blended state rate of 2% for the nine months ended March 31, 2018.